                          FUND PARTICIPATION AGREEMENT

                                     Among

                     THE VICTORY VARIABLE INSURANCE FUNDS,

                    BISYS FUND SERVICES LIMITED PARTNERSHIP,

                           KEY ASSET MANAGEMENT INC.,

                                      And

                        HARTFORD LIFE INSURANCE COMPANY


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                               TABLE OF CONTENTS

                                                                     PAGE
--------------------------------------------------------------------------
ARTICLE I.       Fund Shares                                           3
ARTICLE II.      Representations and Warranties                        6
ARTICLE III.     Prospectuses, Reports to Shareholders and Proxy       8
                 Statements; Voting
ARTICLE IV.      Sales Material and Information                        9
ARTICLE V.       Diversification                                      10
ARTICLE VI.      Potential Conflicts                                  11
ARTICLE VII.     Indemnification                                      12
ARTICLE VIII.    Applicable Law                                       20
ARTICLE IX.      Termination                                          20
ARTICLE X.       Notices                                              22
ARTICLE XI.      Miscellaneous                                        23
SCHEDULE A       Separate Accounts and Contracts                      26
SCHEDULE B       Participating Series                                 27

                                    2

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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of this 28th day of December, 2000 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on SCHEDULE A attached as it may be amended from time to time (the "Separate Accounts"); the Victory Variable Insurance Funds (the "Fund"); BISYS Fund Services Limited Partnership (the "Distributor"); and Key Asset Management Inc., a New York Corporation, (the "Adviser").

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

WHEREAS, the Fund intends to make available shares of its series set forth on SCHEDULE B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and

WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NSAD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws And serves as the investment adviser to the Fund; and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, the Distributor and the Adviser agree as follows:

                             ARTICLE I. FUND SHARES

1.1 The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Fund or its designee of such order.

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A.  For purposes of this Agreement, Hartford shall be the designee of the Fund and the Distributor for receipt of orders from each Separate Account and receipt by Hartford by the earlier of 4:00 p.m. (Eastern time) or the close of regular trading on the New York Stock Exchange (or such other time that the Fund determines the net asset value of shares as set forth in the prospectuses) constitutes receipt by the Fund on that day, provided that the Fund or the Fund's agent receives notice of orders by 9:00 a.m. (Eastern time) on the next following Business Day. Upon the request of the Fund, Hartford shall provide to the Fund, copies of records of purchase and redemption trades placed with Hartford, including records indicating the time at which such trades were received by Hartford.

B. For purposes of this Agreement, "Business Day" shall mean and day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus(es).

1.2 The Board of Trustees of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares, or as otherwise provided in the Series' prospectuses.

1.3 The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities or any other appropriate purchaser of shares under applicable law. No shares of the Fund or any of its Series will be sold to the general public.

1.4 At Hartford's request, the Fund agrees to redeem for cash, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. However, if one or more Series has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one Business Day, but in no event more than five Business Days, after the date on which the redemption order is received, and consistent with Section 22(e) of the 1940 Act and any rules or orders of the SEC thereunder), the Fund shall be permitted to delay sending redemption proceeds to Hartford by the same number of days that the Fund is delaying sending redemption proceeds to the other shareholders of the Series.

A. For the purposes of this Agreement, Hartford shall be the designee of the Fund for receipt of redemption requests from each Separate Account and receipt by Hartford by the earlier of 4:00 p.m. (Eastern time) or the close of regular trading on the New York Stock Exchange (or such other time that the Fund determines the net asset value of shares as set forth in the prospectuses) constitutes receipt by the Fund that

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day, provided that the Fund or the Fund's agent receives notice of the redemption request by 9:00 a.m. (Eastern time) on the next following Business
Day.

1.5 Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

A. Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

B. In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

C. In the event of net redemptions, the Fund shall submit wire instructions for redemptions before 3:00 p.m. (Eastern time) for payment on the next Business Day after an order to redeem Fund shares is made.

1.6 Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.

1.7 The Fund or its agent shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Fund or its agent shall make the net asset value per share of each Series available to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time.

A. If the Fund or its agent provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

B.  Any material error in the calculation or reporting of net asset value per

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share, dividend or capital gain information shall be reported promptly to
Hartford upon discovery. The Fund shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay (net of any amount of overpayments that Hartford can with reasonable effort recover from) annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Fund for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund result in a gain to Hartford, Hartford shall immediately reimburse the Fund or the applicable Series for any material losses incurred by the Fund or the applicable Series as a result of the incorrect calculation.

C. Should a material miscalculation by the Fund or its agents result in a gain to Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund or the applicable Series. Hartford shall then make such reasonable effort, at its expense, to recover the money and repay the Fund or the applicable Series; but Hartford shall not be obligated to take legal action against Contract owners.

D. Notwithstanding the above, neither the Fund, any Series, nor the Distributor shall be liable for any information regarding any Series' net asset value provided to Hartford pursuant to this Agreement, which information is based on incorrect information supplied to the Fund or the Distributor by Hartford.

E. With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1  Hartford represents and warrants that:

A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;

B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

C. Unless caused by the Fund's or the Adviser's failure to comply with the diversification requirements set forth in Article V hereof, the Contracts are currently, and at the time of issuance shall be, treated as annuity contracts or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that Hartford will make every reasonable effort to maintain such treatment, and that Hartford will notify the Fund immediately upon having a reasonable basis for

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believing the Contracts have ceased to be so treated or that they might not be so treated in the future.

D.  Hartford is duly organized and in good standing under applicable law.

E. Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

2.2  The Fund represents and warrants that:

A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

B. Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered, to the extent required by applicable laws.

C. Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

D. The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

E. Subject to Section 1.2, the Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

F. The Fund is duly organized and validly existing under the laws of the state of its organization.

G.  The Fund does and will comply in all material respects with the 1940 Act.

H. Each Series is currently qualified as a Regulated Investment Company under Subchapter M of the Code. The Fund will make every reasonable effort to maintain such qualification and will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

I. Hartford and the Separate Accounts may rely upon an order obtained by the Distributor from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act,

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as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.3 The Adviser represents and warrants that the Adviser will make every reasonable effort to maintain qualification of each Series as a Regulated Investment Company under Subchapter M of the Code and will notify Hartford immediately in writing upon having a reasonable basis for believing that a Series has ceased to qualify or that a Series might not qualify in the future.

2.4  The Distributor represents and warrants that:

A. It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and Hartford in material compliance with the laws and regulations and any applicable state and federal laws and regulations.

B. Series shares shall be sold by the Distributor in material compliance with all applicable federal and state securities laws and regulations.

ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1 The Fund or the Distributor, at its expense, will print and provide Hartford with as many copies of the Series' current prospectus(es) and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Fund or the Distributor will provide, in lieu of the printed prospectuses, camera-ready film, computer diskettes or typeset electronic document files containing the Series' prospectus(es) and statement of additional information for printing by Hartford at the Fund's or the Distributor's expense. Hartford will deliver, at the Fund's expense, the Series' prospectus(es) and statement of additional information to existing Contract owners.

A. Hartford may elect to print the Series' prospectus(es) and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. In this case, the Fund's or the Distributor's share of the total expense for printing and delivery of the combined prospectus shall be determined pro-rata based upon the page count of the Series' prospectus as compared to the total page count for the combined prospectus containing all other funds offered under the Contracts.

3.2 Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts. If Hartford chooses to receive camera-ready film, computer diskettes or typeset electronic document files in lieu of receiving printed

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copies of the Series' prospectus(es) and statement of additional information, the Fund or the Distributor shall bear the cost of providing the camera-ready film, diskettes or type-set electronic document files.

3.3 The Fund or the Distributor, at its expense, will provide Hartford with copies of its reports to shareholders, and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Fund's expense, to existing Contract owners.

3.4 The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if permitted by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

A. To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.5 The Fund will comply in all material respects with ail provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Hartford shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Fund, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Fund.

4.2 Hartford will not make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) reports to shareholders,
(c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund.

4.3 The Fund shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Fund in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will

                                    9

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be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.

4.4 Neither the Fund, the Distributor nor the Adviser will make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

4.5 The Fund will provide to Hartford, upon Hartford's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.

4.6 Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

4.7 For purposes of this Section, the terms, "sales literature", "advertising" or "other promotional material" includes, but is not limited to: advertisements (such as material published, or designed for use in, newspapers, magazines, other periodicals, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media) (i.e., any written communication distributed or generally made available to customers or the public including brochures, circulars, research reports, market letters, form letters, newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article); educational or training materials or other communications distributed or made generally available to some or all agents or employees; registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1933 Act or the 1940 Act.

                           ARTICLE V. DIVERSIFICATION

5.1  Subject to the representations and warranties set forth in Section 2.1C and
Section 2.1E, the Fund and the Adviser represent and warrant that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Adviser will notify Hartford immediately of

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such event and will take all reasonable steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

                        ARTICLE VI. POTENTIAL CONFLICTS

This Article VI is subject to, and limited in its entirety by, the terms of an order referred to in Section 2.2I, and shall apply only upon the sale of shares of the Fund to a variable life insurance separate account, and shall apply only to the extent required under the 1940 Act.

6.1 The Board of Trustees of the Fund will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board of Trustees of the Fund shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2 Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board of Trustees of the Fund. This includes, but is not limited to, an obligation by Hartford to inform the Board of Trustees of the Fund whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board of Trustees of the Fund, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 Hartford, at the request of the Adviser will, at least annually, submit to the Board of Trustees of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

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                          ARTICLE VII. INDEMNIFICATION

7.1  Indemnification by Hartford

A. Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Fund and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

       1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

       2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 7.2A1) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

       3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 7.2A1 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

       4. Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

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    5.   Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford; as limited by and in accordance with, Sections 7.1B and 7.1C hereof.

B. Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund, the Distributor or the Adviser, whichever is applicable.

C. Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.

7.2  Indemnification by the Distributor

A. The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal

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counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

       1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for purposes of this Article VII) generated by the Distributor or arise out of or are based upon the Distributor's omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

       2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

       3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Fund) furnished to Hartford by or on behalf of the Distributor; or

       4. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

       5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; as limited by, and in accordance with, Sections 7.2B and 7.2C hereof.

B. The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against an indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3  Indemnification by the Adviser

A. The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

       1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact generated or approved by the Adviser and contained in any Fund Documents or arise out of or are based upon the Adviser's omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information fumished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

       2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

       3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information (including information about the Fund) furnished to Hartford by or on behalf of the Adviser; or

       4. Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

       5. Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by, and in accordance with, Sections 7.3B and 7.3C hereof.

B. The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C. The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

E. Adviser agrees to indemnify and hold harmless the Fund and each of its, Trustees, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the" Fund Indemnified Parties" and individually, a "Fund Indemnified Party" for purposes of this Section 7.3E) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser, which consent shall not be unreasonably withheld and including any additional federal income taxes imposed on Hartford or any Contract owner) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Fund Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, arising out of Adviser's failure to maintain compliance by the Fund with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations.

7.4 Indemnification by the Fund

A. The Fund agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

       1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Documents generated or approved by the Fund or arise out of or are based upon the Fund's omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

       2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

       3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Fund; or

       4. Arise out of or result from any failure by the Fund to provide the services or furnish the materials required under the terms of this Agreement; or

       5. Arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by, and in accordance with, Sections 7.4B and 7.4C hereof.

B. The Fund shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford of the Separate Account, whichever is applicable.

C. The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D. The Indemnified Parties shall promptly notify the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.5 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.6 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.7  If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.7 shall NOT apply.

7.8 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a DE NOVO proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                          ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Ohio.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                            ARTICLE IX. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

A. Termination by any party for any reason upon ninety (90) days advance written notice delivered to the other parties; or

B. Termination by Hartford by written notice to the Fund, the Adviser and the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C. Termination by Hartford upon written notice to the Fund with respect to any Series in the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

D. Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E. Termination by the Fund upon written notice to Hartford in the event that the Contracts fail to meet the qualifications specified in Section 2.1C hereof; or

F. Termination upon any substitution of the shares of another investment company or series thereof for shares of the Series in accordance with the terms of the Contracts; or

G. Termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI hereof; or

H.  Termination upon mutual written agreement of the parties to this Agreement;
or

I. Automatically on January 26, 2001, if Hartford and KeyBank/McDonald & Company Securities have not executed an agreement regarding the Contracts on or before such date. In the event that the Agreement automatically terminates pursuant to this Section 9.1I, this Agreement shall be void ab initio.

9.2  Effect of Termination.

A. Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund requests that Hartford seek an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Series. The Fund and the Adviser agree to pay or reimburse the reasonable cost of seeking such an order and Hartford agrees that it shall reasonably cooperate with the Fund and seek such an order upon request. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Fund, redeem investments in the Series and invest in the Series through additional purchase payments.

B. Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                               ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:                              With a copy to:

Key Asset Management Inc.                    KeyBank National Association
127 Public Square -- 13th Floor              127 Public Square -- 2nd Floor
Cleveland, OH 44114                          Cleveland, OH 44114
Attn: Kathleen A. Dennis                     Attn: William J. Blake
                                             Senior Vice President And
                                             Associate General Counsel
And

Victory Variable Insurance Funds
c/o Kramer Levin Naftalis & Frankel
919 Third Avenue
New York, NY 10022
Attn: Jay G. Baris

If to the Distributor:

BISYS Fund Services Limited Partnership
3435 Stelzer Road
Suite 1000
Columbus, OH 43219
Attn: President

If to the Adviser:

Key Asset Management Inc.
127 Public Square -- 13th Floor
Cleveland, OH 44114
Attn: Kathleen A. Dennis

If to Hartford:                              With a copy to:

Hartford Life Insurance Co.                  Hartford Life Insurance Co.
200 Hopmeadow Street                         200 Hopmeadow Street
Simsbury, Connecticut 06070                  Simsbury, Connecticut 06070
Attn: Thomas M. Marra                        Attn: Christine H. Repasy, General
                                             Counsel

                           ARTICLE XI. MISCELLANEOUS

11.1 Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8 Except to amend schedules A and B, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by written agreement executed by each of the parties.

11.9 Hartford acknowledges that the identity of the Fund's, Adviser's and Distributor's (and their affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of the Fund, Adviser and Distributor. Hartford agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Hartford shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with prior written consent of the Fund, Adviser and Distributor or as required by law or judicial process.

The Fund, Adviser and Distributor acknowledge that the identity of Hartford's (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of Hartford. The Fund, Adviser and Distributor agree that, should they come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), they shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Hartford's prior written consent or as required by law or judicial process.

This section shall survive the expiration or termination of this Agreement.

11.10 It is understood and expressly stipulated that neither the shareholders of shares of any Series nor the Trustees or officers of the Fund shall be personally liable hereunder. No Series shall be liable for the liabilities of any other Series. All persons dealing with the Fund or a Series must look solely to the property of the Fund or that Series, respectively, for enforcement of any claims against the Fund or that Series. It is also understood that each of the Series shall be deemed to be entering into a separate Agreement with Hartford so that it is as if each of the Series had signed a separate Agreement with Hartford and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:        /s/ Bruce W. Ferris
           -----------------------------------
Name:      Bruce W. Ferris
Its        Vice President

VICTORY VARIABLE INSURANCE FUNDS

By:        /s/ [ILLEGIBLE]
           -----------------------------------
Name:
Its

BISYS FUND SERVICES LIMITED PARTNERSHIP
By BISYS Fund Services, Inc.
Its General Partner

By:        /s/ [ILLEGIBLE]
           -----------------------------------
Name:
Its

KEY ASSET MANAGEMENT INC.

By:
           -----------------------------------
Name:
Its

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:
           -----------------------------------
Name:      Bruce W. Ferris
Its        Vice President

VICTORY VARIABLE INSURANCE FUNDS

By:
           -----------------------------------
Name:
Its

BISYS FUND SERVICES LIMITED PARTNERSHIP
By BISYS Fund Services, Inc.
Its General Partner

By:
           -----------------------------------
Name:
Its

KEY ASSET MANAGEMENT INC.

By:        /s/ James D. Kacic
           -----------------------------------
Name:      James D. Kacic
Its        Chief Administrative Officer

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED          CONTRACT FORM NUMBERS
--------------------------------------------------------------------------------
Hartford Life Insurance Company Separate Account    HLVA99
Two; June 1986

                                   SCHEDULE B

                              PARTICIPATING SERIES

1.  Victory Variable Insurance Diversified Stock Fund -- Class A Shares

2.  Victory Variable Insurance Small Company Opportunity Fund -- Class A Shares

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

This AMENDMENT TO FUND PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 1st day of May, 2006, by and among Hartford Life Insurance Company (the "Company"), The Victory Variable Insurance Funds (the "Fund"), Victory Capital Advisers, Inc., the successor to BISYS Fund Services Limited Partnership with respect to serving as the distributor of the Fund (the "Distributor"), and Victory Capital Management Inc. (formerly known as Key Asset Management Inc.), a New York corporation, (the "Adviser").

WHEREAS, the Company, the Fund, the Distributor's predecessor and the Adviser have entered into a Participation Agreement dated as of December 28, 2000, which Agreement may be amended from time to time (the "Participation Agreement"); and

WHEREAS, the parties wish to amend Schedule A of the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Distributor and the Adviser agree to amend the Participation Agreement as follows:

Schedule A of the Participation Agreement is deleted and replaced in entirety with the attached Schedule A.

In all other respects the Participation Agreement is hereby ratified, confirmed and continued.

This Amendment shall be effective as of the date written above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

HARTFORD LIFE INSURANCE COMPANY          THE VICTORY VARIABLE INSURANCE
                                         FUNDS

By:    /s/ James Davey                   By:    /s/ Chris Dyer
       --------------------------------         --------------------------------
Name:  James Davey                       Name:  Chris Dyer
Title:                                   Title: Secretary

VICTORY CAPITAL ADVISERS, INC.           VICTORY CAPITAL MANAGEMENT INC.

By:    /s/ Richard F. Froio              By:    /s/ Michael D. Policarpo II
       --------------------------------         --------------------------------
Name:  Richard F. Froio                  Name:  Michael D. Policarpo II
Title: Vice President                    Title: Managing Director, Product &
                                                Fund Admin.

                                   SCHEDULE A

                         SEPARATE ACCOUNT AND CONTRACTS

NAME OF SEPARATE ACCOUNT AND
DATE ESTABLISHED                               CONTRACT FORM NUMBER
----------------------------------------------------------------------------
Hartford Life Insurance Company        HV-1452-0
 Separate Account Two (6/2/1986)       HV-1499-0
                                       HLVA99

                                    A-1